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                                                                    EXHIBIT 10.2

                                JENNY CRAIG, INC.
                          11355 NORTH TORREY PINES ROAD
                            LAJOLLA, CALIFORNIA 92037


                       STOCK OPTION TERMINATION AGREEMENT



Mr. C. Joseph LaBonte                                          November 4, 1997
6150 Via Posada del Norte
P.O. Box 9488
Rancho Santa Fe, CA  92067

Dear Mr. LaBonte:

         1. Reference is hereby made to the following agreements (collectively, the "Stock Option Agreements") pursuant to which Jenny Craig, Inc. (the "Company") granted you options to purchase shares of Common Stock of the Company (the "Options") under the Jenny Craig, Inc.
1991 Stock Option Plan, as amended (the "Plan"):

                  A. Stock Option Agreement between you and the Company, dated December 14, 1992, pursuant to which you were granted Options to purchase a total of 5,000 shares (of which 5,000 remain unexercised as of the date hereof), at an option price of $18.57 per share;

                  B. Stock Option Agreement between you and the Company, dated December 14, 1992, pursuant to which you were granted Options to purchase a total of 5,000 shares (of which 5,000 remain unexercised as of the date hereof), at an option price of $18.57 per share;

                  C. Stock Option Agreement between you and the Company, dated December 14, 1993, pursuant to which you were granted Options to purchase a total of 500 shares (of which 500 remain unexercised as of the date hereof), at an option price of $14.56 per share; and

                  D. Stock Option Agreement between you and the Company, dated April 11, 1994, pursuant to which you were granted Options to purchase a total of 1,000,000 shares (of which 999,600 remain unexercised as of the date hereof), at an option price of $6.57 per share. The Options granted to you in the Stock Option Agreements which have not been exercised as of the date hereof, of which there are 1,010,100, are hereinafter referred to as the "Unexercised Options."

         This letter will confirm the agreement between you and the Company to terminate and cancel the Stock Option Agreements and the Unexercised Options.


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         1. The Stock Option Agreements and the Unexercised Options are hereby irrevocably terminated and canceled as of the date hereof, and neither the Stock Option Agreements nor the Unexercised Options shall be of any further force or effect.

         2. In consideration of the termination and cancellation of the Stock Option Agreements and the Unexercised Options pursuant to paragraph 1 above, the Company shall pay you the sum of One Million Dollars ($1,000,000), which sum shall be paid as follows:

                  (a) The Company shall pay you the sum of Two Hundred Thousand Dollars ($200,000) on January 2, 1998;

                  (b) The Company shall pay you the sum of Two Hundred Thousand Dollars ($200,000) on November 1, 1998;

                  (c) The Company shall pay you the sum of Two Hundred Thousand Dollars ($200,000) on November 1, 1999;

                  (d) The Company shall pay you the sum of Two Hundred Thousand Dollars ($200,000) on November 1, 2000; and

                  (e) The Company shall pay you the sum of Two Hundred Thousand Dollars ($200,000) on November 1, 2001.

         The payments referred to above are hereinafter referred to as the "Stock Termination Payments."

         3. The sums described in paragraph 2 above shall not bear any interest and any amounts required to be withheld from the Stock Termination Payments under federal, state or local law shall be deducted therefrom.

         4. This agreement constitutes the entire agreement between you and the Company with respect to the subject matter hereof and shall supersede all other written or oral agreements with respect thereto. This agreement and any provision hereof may only be amended or waived in a writing signed by the party to be charged.

         5. This agreement is binding upon and shall inure to the benefit of each party hereto and their respective heirs, successors, assigns and representatives.

         6. This agreement shall be governed by and construed in accordance with the laws of the State of California. Any notices hereunder shall be in writing and sent to the parties at the addresses set forth above.

         7. This agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.


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Mr. C. Joseph LaBonte
November 4, 1997
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         Please indicate your agreement by signing and returning the enclosed copy of this letter.

                                            Very truly yours,

                                            JENNY CRAIG, INC.


                                            /s/SIDNEY CRAIG
                                            ------------------------------------
                                            By:      Sidney Craig
                                                     Chairman, President and
                                                     Chief Executive Officer

Agreed:


/s/C. JOSEPH LABONTE
----------------------------------
C. Joseph LaBonte

Date:  November  4, 1997


                                    GUARANTY

         The undersigned hereby guarantees the full and punctual payment of the Stock Option Termination Payments.



        /s/SIDNEY CRAIG
 ----------------------------------
         Sidney Craig

Date:  November 5, 1997